Exhibit 10.2

EXHIBIT A

FORM OF NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EITHER CASE UPON THE RECEIPT OF AN OPINION OF U.S. COUNSEL.

NVNI GROUP, LTD.

a Cayman Islands Company

CONVERTIBLE PROMISSORY NOTE

[US$ ]	October 31, 2024

FOR VALUE RECEIVED, NVNI GROUP, LTD., a Cayman Islands company (the “Company”), hereby unconditionally and irrevocably promises to pay to the order of HERU INVESTMENT HOLDINGS LIMITED (the “Investor”), in lawful money of the United States of America the principal sum of [US$], together with the interest, if any, provided in the Note Purchase Agreement (as defined below). This Note is a “Note” issued pursuant to the Convertible Promissory Note Purchase Agreement dated [●], 2024 (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Investor. All capitalized terms used herein have the meanings assigned to those terms in the Note Purchase Agreement, unless otherwise defined herein. This Note is convertible into certain securities of the Company in accordance with the Note Purchase Agreement.

Unless this Note is earlier redeemed by the Company or converted into Conversion Shares, in each case on terms and conditions of the Note Purchase Agreement, all unpaid principal, together with the interest, if any, shall be due and payable on the Maturity Date. The terms of payment of principal and the interest, if any, shall be in accordance with the terms and conditions of the Note Purchase Agreement.

This Note may be discharged, terminated, amended, supplemented or otherwise modified only by an instrument in writing signed by the party against which enforcement of such discharge, termination or modification is sought.

No failure by the Investor hereof to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach hereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Note, which shall continue in full force and effect, or shall affect or alter the rights of the Investor with respect to any other then existing or subsequent breach. The remedies herein are cumulative and are not exclusive of any remedies provided by law. The acceptance by the Investor of any payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of the Investor: (i) constitute a waiver of the right to exercise any of Investor’s remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

This Note shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

NVNI GROUP, LTD.

By:
	Name:	Pierre Schurmann
	Title:	Chief Executive Officer